EXHIBIT 99.1

FOR IMMEDIATE RELEASE

        Avado Brands Continues to Make Progress on New Company Focus and
                        Announces Second Quarter Results


     Madison, GA. (August 5, 2003) - Avado Brands, Inc. (OTC BB:AVDO), parent Company of Don Pablo's Mexican Kitchen and Hops Grillhouse and Brewery today announced results for the second quarter ended June 29, 2003. The Company also updated on-going initiatives, both operational and financial, that are yielding improved results and which it believes will have a significant impact on the business going forward.

Brand Updates

     The Company reiterated its belief that debt reduction initiatives had progressed to the point where a shift in primary focus was both appropriate and possible. Recent improvements in same-store sales and customer counts are evidence of the success of those new initiatives. Don Pablo's and Hops have both recently launched new menus, which along with on-going marketing and other operational initiatives are expected to enable both brands to build on improving sales trends and ultimately improve profitability.

     Don Pablo's, which in late March launched a new menu designed to improve quality, drive sales and appeal to consumer preferences for increased variety and better value, began implementing new marketing initiatives on May 6, 2003. Year-to-date same-store sales prior to May 6 were 7% negative and customer counts were 9% negative. Beginning May 6 through the week ended August 3, 2003, same-store sales improved to 1% positive and customer counts were 2% negative. All comparisons are made to the corresponding periods of fiscal 2002.

     On April 21, 2003, Hops launched a system-wide marketing campaign that is driving both sales and customer traffic. Year-to-date same-store sales prior to April 21 for Hops were 17% negative and customer counts were 15% negative. Beginning April 21 through August 3, 2003, same-store sales at Hops improved to 4% negative and customer counts improved to 3% positive. All comparisons are made to the corresponding periods of fiscal 2002. In addition to these on-going marketing initiatives, Hops, in late July, launched a new menu which will offer much improved quality and distinctive specialties along with a wider range of taste profiles and price points.

Financial Results

     For the quarter ended June 29, 2003, restaurant sales from continuing operations were $99.8 million compared to $111.3 million for the quarter ended June 30, 2002, representing a decrease of 10.3 percent. At the end of the second quarter of 2003, the Company's continuing operations included 176 restaurants compared to 188 restaurants at the end of the second quarter of 2002. In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company's discontinued operations, for the quarters ended June 29, 2003 and June 30, 2002, included the operations of 12 Don Pablo's and eight Hops restaurants which were closed during 2002 along with an additional eleven Don Pablo's and one Hops restaurant which closed during the first half of 2003.

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

     Net loss from continuing operations for the second quarter ended June 29, 2003 was $0.3 million ($0.01 per share), which included $0.5 million in asset revaluation and other charges and a gain on debt extinguishment of $5.6 million. Net earnings from continuing operations for the corresponding period of the prior year was $19.6 million ($0.65 per share), which included $1.2 million in asset revaluation and other charges and a gain on debt extinguishment of $26.8 million. "Adjusted EBITDA" was $4.9 million for the second quarter ended June 29, 2003 compared to Adjusted EBITDA of $8.3 million for the second quarter of 2002. Adjusted EBITDA is a non-GAAP financial measure defined by the Company as operating income (loss) from continuing operations plus depreciation and amortization, (gain) loss on the disposal of assets, asset revaluation and other charges, non-cash rent expense and preopening costs. Management believes that presentation of Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company's operating results from continuing operations from period to period in a meaningful and consistent manner. Adjusted EBITDA is also the basis of certain financial covenant calculations in the Company's debt agreements. Non-GAAP financial measures, however, should not be considered in isolation or as a substitute for or an alternative to financial measures calculated and presented in accordance with GAAP. A reconciliation of Adjusted EBITDA to operating income (loss) is provided in the financial schedules attached to this press release. Earnings from discontinued operations for the quarter ended June 29, 2003 was $0.0 million ($0.00 per share) compared to a net loss of $5.0 million ($0.17 per share) for the second quarter of 2002.

     Same-store sales for the second quarter ended June 29, 2003 decreased by 2.0% at Don Pablo's and 7.9% at Hops, as compared to the corresponding periods of the prior year. Customer counts for the second quarter of 2003 compared to the prior year were 4.3% negative at Don Pablo's and 2.1% negative at Hops. For the five-weeks ended August 3, 2003, same-store sales were 0.6% positive at Don Pablo's and 4.6% negative at Hops while customer counts were 2.7% negative at Don Pablo's and 2.7% positive at Hops.

     The Company's debt reduction initiatives continued during the second quarter with the repurchase of $11.2 million in face value of its 9.75% Senior Notes, due 2006, for $5.2 million plus $0.4 million in accrued interest. Proceeds of $7.2 million from the sale of six closed restaurants along with other assets during the quarter were also used to reduce outstanding debt. Additionally, during the second quarter, revolving credit facility borrowings were utilized to terminate a master equipment lease pursuant to which the Company made lease payments of $4.7 million in 2002. The Company continues to closely manage its limited liquidity position and at June 29, 2003, $0.4 million was unused and available under its revolving credit facility.

     Commenting on the quarter, Tom E. DuPree, Jr., Chairman and Chief Executive Officer said, "The shift in Company focus that we undertook a little over four months ago has progressively gained momentum and we are seeing positive results from our sales driving initiatives. Additionally, customer counts have continued to improve. We expect both of these trends to continue throughout the remainder of this year, which will enable us to continue shifting our focus towards improving profitability."

     Avado Brands owns and operates two proprietary brands, comprised of 109 Don Pablo's Mexican Kitchens and 65 Hops Grillhouse and Breweries.

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

     The Avado Brands management team will host a conference call on Wednesday, August 6 at 9:00 a.m. Eastern Time to discuss second quarter results. A live webcast of the conference call will be available over the internet and can be accessed via the Company's web site at www.avado.com. The webcast can also be accessed at www.streetevents.com and www.companyboardroom.com. Replay of the conference call via the Internet will be available at these locations. Phone playbacks of the conference call will be available between August 6 at 11:00 a.m. and August 12 at 12:00 a.m. Eastern Time by calling (toll-free) 877-344-7529 and requesting account number 105 and conference number 323462.

     Statements contained in the press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those anticipated. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general are described in Exhibit 99.1 to the Company's Form 10-Q for the fiscal quarter ended April 2, 2000, and the Company's other filings with the Securities and Exchange Commission.

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

Avado Brands, Inc.
Consolidated Statements of Earnings (Loss)
(Unaudited)
(In thousands, except per share data)                                Quarter Ended            Six Months Ended
---------------------------------------------------------------------------------------   ----------------------
                                                                 June 29,    June 30,      June 29,   June 30,
                                                                   2003        2002          2003       2002
---------------------------------------------------------------------------------------   ----------------------
Restaurant sales:
    Canyon Cafe                                               $         616      7,366         2,190     15,091
    Don Pablo's                                                      60,628     62,025       117,551    123,118
    Hops                                                             38,548     41,898        76,437     87,447
---------------------------------------------------------------------------------------   ----------------------
          Total restaurant sales                                     99,792    111,289       196,178    225,656
---------------------------------------------------------------------------------------   ----------------------
Operating expenses:
    Food and beverage                                                30,485     31,422        58,103     64,013
    Payroll and benefits                                             34,740     36,969        68,058     74,424
    Depreciation and amortization                                     3,601      3,429         7,101      6,920
    Other operating expenses                                         24,561     28,637        48,979     58,996
    General and administrative expenses                               5,486      6,422        11,520     12,732
    Loss (gain) on disposal of assets                                    47        414         1,678       (110)
    Asset revaluation and other charges                                 469      1,174         2,440      1,824
---------------------------------------------------------------------------------------   ----------------------
Operating income (loss)                                                 403      2,822        (1,701)     6,857
---------------------------------------------------------------------------------------   ----------------------
Other income (expense):
    Interest expense, net                                            (6,934)    (8,084)      (19,444)   (16,317)
    Forgiveness of credit facility amendment and waiver fee               -          -         6,500          -
    Distribution expense on preferred securities                        (56)      (807)         (112)    (1,922)
    Gain on debt extinguishment                                       5,585     26,783         5,585     26,783
    Other, net                                                          692        201         1,081       (211)
---------------------------------------------------------------------------------------   ----------------------
          Total other income (expense)                                 (713)    18,093        (6,390)     8,333
---------------------------------------------------------------------------------------   ----------------------
Earnings (loss) from continuing operations before income taxes         (310)    20,915        (8,091)    15,190
Income tax expense                                                        -      1,311             -        375
---------------------------------------------------------------------------------------   ----------------------
Net earnings (loss) from continuing operations                         (310)    19,604        (8,091)    14,815
---------------------------------------------------------------------------------------   ----------------------
Discontinued operations:
   Earnings (loss) from discontinued operations                          37     (5,008)       (9,983)    (5,937)
---------------------------------------------------------------------------------------   ----------------------
Net earnings (loss)                                           $        (273)    14,596       (18,074)     8,878
=======================================================================================   ======================

Basic earnings (loss) per common share:
    Basic earnings (loss) from continuing operations          $       (0.01)      0.65         (0.25)      0.50
    Basic earnings (loss) from discontinued operations                    -      (0.17)        (0.30)     (0.20)
---------------------------------------------------------------------------------------   ----------------------
Basic earnings (loss) per common share                        $       (0.01)      0.48         (0.55)      0.30
=======================================================================================   ======================

Diluted earnings (loss) per common share:
    Diluted earnings (loss) from continuing operations        $       (0.01)      0.59         (0.25)      0.49
    Diluted earnings (loss) from discontinued operations                  -      (0.14)        (0.30)     (0.20)
---------------------------------------------------------------------------------------   ----------------------
Diluted earnings (loss) per common share                      $       (0.01)      0.45         (0.55)      0.29
=======================================================================================   ======================

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

Avado Brands, Inc.
Consolidated Statements of Earnings (Loss) As a Percentage of Total Sales
(Unaudited)
                                                                    Quarter Ended             Six Months Ended
------------------------------------------------------------------------------------------------------------------
                                                                 June 29,    June 30,       June 29,    June 30,
                                                                   2003        2002           2003        2002
------------------------------------------------------------------------------------------------------------------
Restaurant sales:
    Canyon Cafe                                                        0.6%       6.6%           1.1%        6.7%
    Don Pablo's                                                       60.8%      55.7%          59.9%       54.6%
    Hops                                                              38.6%      37.6%          39.0%       38.8%
------------------------------------------------------------------------------------------------------------------
          Total restaurant sales                                     100.0%     100.0%         100.0%      100.0%
------------------------------------------------------------------------------------------------------------------
Operating expenses:
    Food and beverage                                                 30.5%      28.2%          29.6%       28.4%
    Payroll and benefits                                              34.8%      33.2%          34.7%       33.0%
    Depreciation and amortization                                      3.6%       3.1%           3.6%        3.1%
    Other operating expenses                                          24.6%      25.7%          25.0%       26.1%
    General and administrative expenses                                5.5%       5.8%           5.9%        5.6%
    Loss (gain) on disposal of assets                                  0.0%       0.4%           0.9%        0.0%
    Asset revaluation and other charges                                0.5%       1.1%           1.2%        0.8%
------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                                0.4%       2.5%          -0.9%        3.0%
------------------------------------------------------------------------------------------------------------------
Other income (expense):
    Interest expense, net                                             -6.9%      -7.3%          -9.9%       -7.2%
    Forgiveness of credit facility amendment and waiver fee               -          -           3.3%           -
    Distribution expense on preferred securities                      -0.1%      -0.7%          -0.1%       -0.9%
    Gain on debt extinguishment                                        5.6%      24.1%           2.8%       11.9%
    Other, net                                                         0.7%       0.2%           0.6%       -0.1%
------------------------------------------------------------------------------------------------------------------
          Total other income (expense)                                -0.7%      16.3%          -3.3%        3.7%
------------------------------------------------------------------------------------------------------------------
Earnings (loss) from continuing operations before income taxes        -0.3%      18.8%          -4.1%        6.7%
Income tax expense                                                        -       1.2%              -        0.2%
------------------------------------------------------------------------------------------------------------------
Net earnings (loss) from continuing operations                        -0.3%      17.6%          -4.1%        6.6%
------------------------------------------------------------------------------------------------------------------
Discontinued operations:
------------------------------------------------------------------------------------------------------------------
    Earnings (loss) from discontinued operations                       0.0%      -4.5%          -5.1%       -2.6%
------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                                   -0.3%      13.1%          -9.2%        3.9%
==================================================================================================================

Amounts may not foot due to rounding

Consolidated Adjusted Earnings Before Interest, Taxes and
Depreciation and Amortization ("Adjusted EBITDA") from
Continuing Operations
(Unaudited)
(In thousands)                                                       Quarter Ended            Six Months Ended
------------------------------------------------------------------------------------------------------------------
                                                                  June 29,   June 30,       June 29,    June 30,
                                                                    2003       2002           2003        2002
------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                            $   403      2,822       $ (1,701)      6,857
Asset revaluation and other charges                                    469      1,174          2,440       1,824
Loss (Gain) on disposal of assets                                       47        414          1,678        (110)
Depreciation and amortization                                        3,601      3,429          7,101       6,920
Other                                                                  421        428            783         833
------------------------------------------------------------------------------------------------------------------
Adjusted EBITDA from Continuing Operations                         $ 4,941      8,267       $ 10,301      16,324
==================================================================================================================

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

Avado Brands, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share data)
---------------------------------------------------------------------------------------------------------------
                                                                                      June 29,       Dec. 29,
                                                                                        2003           2002
---------------------------------------------------------------------------------------------------------------
Assets
Current assets:
      Cash and cash equivalents                                                    $        288           636
      Accounts receivable                                                                 4,236         5,087
      Inventories                                                                         5,217         5,283
      Prepaid expenses and other                                                          5,843         2,129
      Assets held for sale                                                                  524        10,920
---------------------------------------------------------------------------------------------------------------
           Total current assets                                                          16,108        24,055

Premises and equipment, net                                                             186,108       236,950
Deferred income tax benefit                                                              11,620        11,620
Other assets                                                                             31,325        28,670
---------------------------------------------------------------------------------------------------------------
                                                                                    $   245,161       301,295
===============================================================================================================
Liabilities and Shareholders' Equity
Current liabilities:
      Accounts payable                                                             $     11,377        11,509
      Accrued liabilities                                                                36,383        54,292
      Current installments of long-term debt and capital lease obligations               17,681        30,838
      Income taxes                                                                       35,576        35,038
---------------------------------------------------------------------------------------------------------------
           Total current liabilities                                                    101,017       131,677

Long-term debt                                                                          152,869       164,031
Capital lease obligations                                                                 3,839             -
Other long-term liabilities                                                               2,062         2,143
---------------------------------------------------------------------------------------------------------------
           Total liabilities                                                            259,787       297,851
---------------------------------------------------------------------------------------------------------------

Company-obligated mandatorily redeemable preferred securities of Avado Financing I, a subsidiary holding solely Avado
       Brands, Inc. 7% convertible subordinated debentures
       due March 1, 2027                                                                  3,179         3,179

Shareholders' equity:
       Preferred stock, $0.01 par value. Authorized 10,000,000 shares;
           none issued                                                                        -             -
       Common stock, $0.01 par value. Authorized - 75,000,000 shares;
           issued - 40,478,760 shares in 2003 and 2002;
           outstanding - 33,123,090 shares in 2003 and 33,101,929 in 2002                   405           405
       Additional paid-in capital                                                       154,363       154,637
       Accumulated deficit                                                              (76,192)      (58,118)
       Treasury stock at cost; 7,355,670 shares in 2003 and 7,376,831 in 2002           (96,381)      (96,659)
---------------------------------------------------------------------------------------------------------------
            Total shareholders' equity (deficit)                                        (17,805)          265
---------------------------------------------------------------------------------------------------------------
                                                                                    $   245,161       301,295
===============================================================================================================

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

Avado Brands, Inc.
Consolidated Statements of Shareholders' Equity (Deficit) and Comprehensive Loss
(Unaudited)
                                                             Additional                              Total
                                          Common Stock        Paid-in   Accumulated  Treasury    Shareholders'
(In thousands)                         Shares      Amount     Capital     Deficit      Stock    Equity (Deficit)
----------------------------------------------------------------------------------------------------------------
Balance at December 29, 2002           40,479        $405    $154,637   ($58,118)    ($96,659)          $265
----------------------------------------------------------------------------------------------------------------
Net earnings (loss)                         -           -           -    (17,801)           -        (17,801)
----------------------------------------------------------------------------------------------------------------
Balance at March 30, 2003              40,479         405     154,637    (75,919)     (96,659)       (17,536)
----------------------------------------------------------------------------------------------------------------
Net earnings (loss)                         -           -           -       (273)           -           (273)
Exercise of stock options                   -           -        (274)         -          278              4
----------------------------------------------------------------------------------------------------------------
Balance at June 29, 2003               40,479        $405    $154,363   ($76,192)    ($96,381)      ($17,805)
================================================================================================================

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

Avado Brands, Inc.
Consolidated Statements of Cash Flows
(In thousands)                                                                    Six Months Ended
--------------------------------------------------------------------------------------------------------
                                                                                June 29,      June 30,
                                                                                  2003          2002
--------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net earnings (loss)                                                    $   (18,074)        8,878
     Adjustments to reconcile net earnings (loss) to net cash
          provided by operating activities:
              Depreciation of premises and equipment                              7,475         7,393
              Amortization and write off of deferred costs                        9,776         2,268
              Forgiveness of credit facility amendment and waiver fee            (6,500)            -
              Asset revaluation and other charges                                 2,440         1,824
              Gain on debt extinguishment                                        (5,585)      (26,783)
              Loss (gain) on disposal of assets                                   1,678          (110)
              Loss from discontinued operations                                   9,983         5,937
              Mark-to-market adjustment on interest rate swap                         -           861
              (Increase) decrease in assets:
                   Accounts receivable                                              963            99
                   Inventories                                                     (183)           67
                   Prepaid expenses and other                                    (1,148)          502
               Increase (decrease) in liabilities:
                   Accounts payable                                                (102)       (5,926)
                   Accrued liabilities                                          (18,815)      (20,508)
                   Income taxes                                                     538           248
                   Other long-term liabilities                                     (134)         (192)
--------------------------------------------------------------------------------------------------------
                       Net cash provided by (used in) operating activities      (17,688)      (25,442)
--------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
     Capital expenditures                                                        (4,652)       (3,109)
     Proceeds from disposal of assets and notes receivable, net                   3,486         5,639
     Proceeds from sale-leaseback                                                20,000             -
     Other, net                                                                    (685)         (912)
--------------------------------------------------------------------------------------------------------
                       Net cash provided by (used in) investing activities       18,149         1,618
--------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
     Proceeds from revolving credit agreements                                    5,191        18,127
     Proceeds from (repayment of) term credit agreement                         (12,736)       12,898
     Payment of financing costs                                                  (4,568)       (8,502)
     Principal payments on long-term debt                                           (45)          (13)
     Purchase of long term debt                                                  (5,195)       (5,584)
     Settlement of interest rate swap agreement                                       -        (1,704)
     Reduction in letter of credit collateral                                         -         9,978
--------------------------------------------------------------------------------------------------------
                       Net cash provided by (used in) financing activities      (17,353)       25,200
--------------------------------------------------------------------------------------------------------
Cash provided by (used in) discontinued operations                               16,544        (1,001)
--------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                               (348)          375
--------------------------------------------------------------------------------------------------------
Cash and cash equivalents at the beginning of the period                            636           559
--------------------------------------------------------------------------------------------------------
Cash and cash equivalents at the end of the period                           $      288           934
========================================================================================================

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